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                                                                    EXHIBIT 10.3


                             EMPLOYMENT AGREEMENT


        THIS AGREEMENT, made as of the 1st day of March, 1997, by and between MECHANICAL DYNAMICS, INC., a Michigan corporation (the "Company"), having offices located at 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, and DAVID PERALTA, of Ann Arbor, Michigan ("Employee").


                                 WITNESSETH:


        WHEREAS, the Company desires to employ the Employee to devote his full time and attention to the business of the Company and Employee desires to be so employed.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

        1. EMPLOYMENT. The Company hereby agrees to employ Employee in the capacity of Vice President and Treasurer of the Company. Employee hereby accepts this employment and agrees to diligently and conscientiously devote his full and exclusive time and attention to the affairs of the Company. In his capacity as Vice President and Treasurer of the Company, Employee shall perform such duties of an executive nature as shall be assigned to him from time to time by the President, the Executive Vice President or the Board of Directors and Employee shall at all times discharge his duties in consultation with and under the supervision of the President, the Executive Vice President and the Board of Directors.
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        2.  TERM.  The term of this Agreement shall commence on the date hereof and shall terminate on March 31, 1998. At the option of the Company, this Agreement may be extended for an additional one (1) year term, upon such terms as may be mutually agreed between Employee and the Company.

        3. COMPENSATION. Employee's compensation hereunder, including base salary, bonus, vacation and other fringe benefits, for the term of this Agreement are set forth in Attachment I annexed hereto. The Company and Employee agree that during the term of this Agreement the fringe benefits offered to Employee shall be equal to the other Vice Presidents and shall include life insurance in an amount not less than twice Employee's base salary, if available.

        4. DISABILITY. In the event that Employee is absent from his employment by reason of illness or other incapacity for a period of six (6) consecutive months, Employee shall nevertheless be entitled to receive his full base salary hereunder as well as his pro-rata bonus, vacation accruals and all fringe benefits during said six (6) month period. Thereafter, during the continued period of his illness or incapacity in excess of six (6) months, Employee shall be entitled to receive such long-term disability benefits as are payable under the Company's then long-term disability insurance program. He shall also receive continued health and life insurance benefits for the remaining term of this Agreement. Except as provided above, all bonus accruals, vacation accruals and other fringe benefits shall cease


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at the end of said six (6) month period.  Notwithstanding the foregoing,
Employee's salary, bonus, vacation and the other fringe benefits shall be fully reinstated upon his complete return to employment and the full discharge of his duties hereunder.

        5. DEATH. In the event that Employee dies during the term of this Agreement while still employed hereunder and drawing his full base salary, then the Company shall continue to pay an amount equal to one hundred percent (100%) of Employee's monthly base salary (as of the date of his death) to his estate for a period of two (2) months subsequent to the date of his death.
Such payments shall be in addition to any other death benefits payable to Employee's estate from life insurance or otherwise.

        6. CHANGE OF DUTIES; RELOCATION. In the event that during the term of this Agreement the Board of Directors chooses to change the Employee's title as an officer of the Company and/or his duties hereunder, this Agreement shall nevertheless remain in full force and effect in accordance with its terms and no such change shall constitute grounds upon which Employee may terminate this Agreement. In the event that the Board of Directors directs Employee to relocate away from Ann Arbor, Michigan, then Employee shall be entitled to resign and to receive as severance compensation, the base salary and fringe benefits provided in Section 7.1 hereof.

        7.      TERMINATION.

                7.1. Without Cause. In the event Employee is discharged from his employment during the term of this Agreement


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without "Cause" (as hereinafter defined), then the Company shall continue to pay Employee's base salary and provide all fringe benefits and pro rata bonus, if applicable, in each case as in effect at the date of Employee's termination, for a period equal to the greater of six (6) months from the date of termination or the remaining term of this Agreement. Such payment and benefits shall be in lieu of all other payments and benefits to which Employee might otherwise be entitled under the Company's employee policies and procedures and/or under this Agreement.


                7.2 For Cause; Resignation; Retirement. In the event that Employee is discharged from his employment during the term of this Agreement for "Cause" (as hereinafter defined), or Employee voluntarily resigns or retires, then Employee shall be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company under similar circumstances in accordance with the Company's employee policies and procedures then in effect.

                7.3 Definition. For purposes of this Agreement, the term "Cause" shall mean:

        (i)     Failure or refusal of Employee to work; or

        (ii) Violation of directives of the Board of Directors or President by Employee; or

        (iii) Intentional misrepresentation to or concealment of a material fact regarding the operations of the company from the Board of Directors, the President, or the Executive Vice President by Employee; or


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        (iv)  A material breach of this Agreement by Employee;

         or

        (v)  Conviction of a crime involving moral turpitude.

        Except in the case of (v) above, termination of this Agreement for "Cause" shall only become effective thirty (30) days after Employee has received written notice of such termination from the Company specifying the details of such "Cause". During such thirty (30) day period, Employee shall be entitled to a formal meeting with the Board of Directors for the purpose of presenting reasons why the Agreement should not be terminated.

        7.4 Change of Control. In the event that more than fifty percent (50%) of the issued and outstanding capital stock of the Company is purchased by any entity, person or group of persons acting in concert, and if the remaining term of this Agreement is less than one (1) year from the effective date of such change of control, then the terms of this Agreement shall be automatically extended through a date one (1) year from such effective date.

        7.5 Release. Anything contained in this Section 7 to the contrary notwithstanding, the payment of any sums to Employee under subsections 7.1,
7.2 or 7.4 hereof, shall be conditioned upon (I) Employee executing and delivering to the Company the Full And Final Release attached hereto as Attachment II (the "Release") and (ii) in the event Employee is over forty (40) years of age on the date of execution of the Release, upon

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Employee not exercising his right to revoke said Release after having executed
it.

        8. RESTRICTIVE COVENANT. Employee agrees that during the term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement, he will not directly or indirectly, for his own benefit, or for or with any other person, firm, or corporation (a) own, manage, engage in, be employed by, or consult for, any business in the United States which competes directly with the business presently conducted by the Company, or (b) encourage, solicit, attempt to hire as an employee or consultant or otherwise attempt to persuade any other employee of the Company to leave the employ of the Company. For purposes of this Agreement, the "business presently conducted by the Company" shall mean the development, manufacture, marketing or licensing of computer programs or software for mechanical systems simulation (often referred to as "multi-body system analysis"). Employee further agrees that the Companys remedy at law for any breach of this restrictive convenant is inadequate and that the Company shall be entitled to injunctive relief with respect to any breach of this covenant.

        9. NOTICE. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or Employee at their last known addresses.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto regarding the subject



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matter hereof, and there are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing, signed by both parties.

        11. BINDING EFFECT. The provisions of this Agreement shall be binding upon and shall inure to the benefit of both of the parties hereto and their respective successors and assigns.

        12. GOVERNING LAW. This Agreement shall be governed by and construed under in accordance with the laws of the State of Michigan.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and date first above written.


WITNESS:                                                COMPANY
                                                MECHANICAL DYNAMICS, INC.



/s/ Linda K. Moore                              By: /s/ Robert R. Ryan
---------------------------                         -------------------------
                                                    Robert R. Ryan, President




                                                          EMPLOYEE


/s/ Linda K. Moore                                 /s/ David Peralta
---------------------------                        -------------------------
                                                   David Peralta




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